                                                                      EXHIBIT 16


                   [AMPER, POLITZINER & MATTIA LETTERHEAD]



June 6, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Securacom, Incorporated

Dear Sir or Madam:

We agree with the statements made by Securacom, Incorporated in its Registration Statement on Form S-1 in response to Item 304(a) of Regulation S-K as it relates to our firm.

Very truly yours,

/s/ AMPER, POLITZINER & MATTIA

AMPER, POLITZINER & MATTIA